Exhibit 16.1

DONAHUE ASSOCIATES, LLC
Certified Public Accountants
27 Beach Road Suite CO5A
Monmouth Beach, NJ 07750
Tel. 732-229-7723

January 13, 2014

United States Securities and Exchange Commission
Division of Corporate Finance
100 F Street, N.E.
Washington D.C. 20549

File Number: 333-171636

To Whom It May Concern:

We have read the Item 4.01 of amended Form 8-K dated January 13, 2014 of Inspired Builders, Inc. and are in agreement with the statements contained therein concerning our firm.

Sincerely,

/s/ Donahue Associates LLC
Donahue Associates LLC